UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010

ATHERON INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138189
(Commission File Number)

N/A

(IRS Employer Identification No.)

5614C Burbank Road SE,
Calgary, Alberta, T2H 1Z4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 1-800-508-6149

3598 Durango St. Palanan,
Makati City 1235, Philippines
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2010, Rick Walchuk, the sole director and officer of Atheron Inc. (the “Company”), acquired a total 1,250,000 shares of the Company’s common stock from Susanna Hilario and Rey V. Supera, the Company’s former directors and officers, in a private transaction for an aggregate total of $50,000. The funds used for this share purchase were Mr. Walchuk’s personal funds. Mr. Walchuk’s 1,250,000 shares amount to approximately 58% of the Company’s currently issued and outstanding common stock.

As part of the sale of their shares Ms. Hilario and Mr. Supera agreed to extinguish all debts owed to them by the Company. A copy of the release of debt and liabilities for both Ms. Hilario and Mr. Supera are attached hereto as exhibits.

Also on November 5, 2010, Susanna Hilario resigned as a director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and Rey V. Supera resigned as director and Chief Technology Officer of our company. In connection with the resignations, Rick Walchuk was appointed as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary and as a director. Mr. Walchuk is now the sole member of our board of directors and also our sole officer.

Business Experience:

Mr. Rick Walchuk, 54, attended the University of Saskatchewan, College of Commerce, Saskatoon Campus. From 1980 until March 2004 Mr. Walchuk was employed as a financial advisor in Alberta, Canada. In April 2004 Mr. Walchuk was appointed as the CEO of a startup biotech company in Athens, Greece, a position he held until July 2004. Mr. Walchuk then served as a consultant to various public companies until December 2006, when he joined Bruca Trading Ltd., a private consulting company in Athens, Greece. Since March 14, 2007, Mr. Walchuk has acted as the director, President and CEO of Viosolar Inc., a company engaged in the construction, management and operation of solar parks in Greece and throughout other South and South Eastern European Union countries. Mr. Walchuk was chosen to be our directors due to his extensive background in venture capital, investor relations and corporate governance.

There have been no transactions between the Company and Mr. Walchuk since the Company’s last fiscal year which would be required to be reported herein. Viosolar Inc., a company for which Mr. Walchuk acts as director, President and CEO has a class of securities registered under Section 12 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

10.1	Release entered into by Susanna Hilario

10.2	Release entered into by Rey V. Supera

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERON INC.

/s/ Rick Walchuk
Rick Walchuk
President

Date: November 8, 2010